================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ======================

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 31, 2005

                             ======================

                           UNITED HERITAGE CORPORATION
               (Exact name of registrant as specified in Charter)

              Utah                          0-9997                87-0372864
 (State or other jurisdiction
 of incorporation or organization)   (Commission File No.)      (IRS Employee
                                                             Identification No.)

                              2 North Caddo Street
                              Cleburne, Texas 76033
                    (Address of Principal Executive Offices)

                                  817-641-3681
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      |_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13(e)-4(c))

================================================================================

      This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item  1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      On August 31, 2005 United Heritage Corporation (the "Company") received a letter from Imperial Petroleum, Inc. confirming that the Agreement and Plan of Merger (the "Merger Agreement") the parties had entered into on October 14, 2004 was terminated. The merger was to be effective on February 1, 2005. The Merger Agreement could be terminated by either party if the merger was not consummated by that date.

      Pursuant to the Merger Agreement, the Company was to create a new subsidiary that was to be merged into Imperial Petroleum, Inc. Imperial Petroleum, Inc. was to survive the merger and become the Company's wholly owned subsidiary. Subsequent to the merger, Jeffrey T. Wilson, the President, Chief Executive Officer, Chairman of the Board of Directors and a significant shareholder of Imperial Petroleum, Inc., was to become the Company's President and Chief Executive Officer. In addition, the Company was to take the actions necessary to cause its Board of Directors to consist of not more than ten directors, three of whom were to be Jeffrey T. Wilson, Greg Thaggard and Aaron Wilson, who is Jeffrey Wilson's son.

      The Company agrees with Imperial Petroleum, Inc. that the Merger Agreement terminated due to the failure of the merger to be completed by February 1, 2005.

      There are no penalties that have been incurred by either party as a result of the termination of the Merger Agreement.

      On October 14, 2004 there was no material relationship between the Company and its affiliates and Imperial Petroleum, Inc. On February 1, 2005, the Company entered into an operations management agreement with Imperial Petroleum, Inc. Pursuant to the operations management agreement, the Company's subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation, became the named operators of wells located in Texas and New Mexico belonging to Imperial Petroleum, Inc. Jeffrey T. Wilson, President of Imperial Petroleum, Inc., assumed the responsibility for the management and supervision of the daily operations of these properties. Pursuant to the terms of the operations management agreement, since the merger was not completed by May 1, 2005, either Imperial Petroleum, Inc. or the Company may terminate the operations management agreement.

      Attached as Exhibit 99 is a press release relating to the termination.

Item  9.01. Financial Statements and Exhibits

      99.   Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         United Heritage Corporation


                                         By:/s/ Walter G. Mize
                                            ---------------------------------
                                            Walter G. Mize, President
Dated:  September 1, 2005